Exhibit 3.1
CHAMPIONS SPORTS, INC.
CERTIFICATE OF INCORPORATION
Exhibit A

CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL GROUP, INC.
KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Delaware does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Delaware, the Certificate of Incorporation:
ARTICLE I
NAME
The name of the Corporation shall be: International Group, Inc.
ARTICLE II
PERIOD OF DURATION
The Corporation shall exist in perpetuity, from and after the date of filing the Certificate of Incorporation with the Secretary of State of the State of Delaware unless dissolved according to law.
ARTICLE III
PURPOSES AND POWERS
1. Purposes. Except as restricted by the Certificate of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the General Corporation Law of Delaware.
2. General Powers. Except as restricted by the Certificate of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the General Corporation Law of Delaware.
3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Delaware.

ARTICLE IV
CAPITAL STOCK
The aggregate number of shares which this Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of a par value of $.00001 each, which shares shall be designated “Common Stock”.
1. Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.
2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.
3. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of Delaware, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.
4. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any additional shares or securities of the Corporation, including additional unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

ARTICLE V
TRANSACTIONS WITH INTERESTED DIRECTORS
No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:
(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
(c) The contract or transaction is fair and reasonable to the corporation.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
ARTICLE VI
CORPORATE OPPORTUNITY
The officers, directors and other members of management of this Corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation’s board of directors as evidenced by resolutions appearing in the Corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

ARTICLE VII
INDEMNIFICATION
1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

3. To the extent that a director, officer, employee, fiduciary or agent of the Corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this article or in defense of any claim, issue, or matter therein, he may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
4. Any indemnification under paragraph 1 or 2 of this article (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.
5. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 4 of this article upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this article.

6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.
7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article.
8. A unanimous vote of each class of shares entitled to vote shall be required to amend this article.
ARTICLE VIII
AMENDMENTS
The Corporation reserves the right to amend its Certificate of Incorporation from time to time in accordance with the General Corporation Law of Delaware.
ARTICLE IX
ADOPTION AND AMENDMENT OF BYLAWS
The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Certificate of Incorporation.

ARTICLE X
REGISTERED OFFICE AND REGISTERED AGENT
The address of the initial registered office of the Corporation is 12 DeVille Circle, Wilmington, Delaware 19808, New Castle County. The name of the initial registered agent at such address is Kathleen C. Clark. Either the registered office or the registered agent may be changed in the manner permitted by law.
ARTICLE XI
INITIAL BOARD OF DIRECTORS
The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial board of directors of the Corporation shall consist of four (4) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

Name	Address

Donald A. Mitchell	Suite 500
1577 Springhill Road
Vienna, VA 22180

James M. Martell	4040 Vacation Lane
Arlington, VA 22207

Michael Tomic	2915 Key Boulevard
Arlington, VA 22201
ARTICLE XII
INCORPORATOR
The name and address of the incorporator is as follows:

Name	Address

Kathleen C. Clark	12 DeVille Circle
Wilmington, DE 19808

IN WITNESS WHEREOF, the above-named incorporator, for the purpose of forming a corporation under the Laws of the State of Delaware, does make, file and record this Certificate of Incorporation and certify that the facts herein stated are true and have, accordingly, set her hand and seal at Wilmington, Delaware, this ___ day of June, 1985.

Kathleen C. Clark

STATE OF DELAWARE	)
	)	ss.
COUNTY OF NEW CASTLE	)
I, the undersigned, a Notary Public, hereby certify that on the __ day of June, 1985, personally appeared before me, Kathleen C. Clark who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, that it was her free and voluntary act and deed, and that the statements therein contained are true.
WITNESS my hand and official seal.

My Commission expires:

(NOTARIAL SEAL)

Notary Public

BOOK 342 PAGE 568

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF INTERNATIONAL GROUP, INC. FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 1986, AT 9 O’CLOCK A.M.
[ILLEGIBLE]

/s/ Michael Harkins

860520198	Michael Harkins, Secretary of State AUTHENTICATION: [ILLEGIBLE]0752269 DATE: 03/01/1986

BOOK 342 PAGE 569
FILED
FEB 21 1986 9 AM
[ILLEGIBLE]
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL GROUP, INC.
1. The name of the corporation is International Group, Inc.
2. The Certificate of Incorporation is hereby amended by striking out ARTICLE I and substituting in lieu thereof the following new ARTICLE:
ARTICLE I
NAME
The name of the Corporation shall be: Champions Sports, Inc.
3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.
Signed and attested to on February 20, 1986.

/s/ Michael G. O’Harro

Michael G. O’Harro, President
Attest:

/s/ Andrew F. Oehmann
Andrew F. Oehmann, Jr., Secretary
RECEIVED FOR RECORD
[ILLEGIBLE]

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT/OFFICE OF CHAMPIONS SPORTS, INC. FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 1986, AT 9 O’CLOCK A.M.
[ILLEGIBLE]

/s/ Michael Harkins

861980121	Michael Harkins, Secretary of State AUTHENTICATION: [ILLEGIBLE]0903033 DATE: 08/04/1986

FILED

JUL 17 1986 9 AM

[ILLEGIBLE]
CERTIFICATE OF CHANGE OF LOCATION OF
REGISTERED OFFICE AND/OR REGISTERED AGENT
OF
CHAMPIONS SPORTS, INC.
The Board of Directors of Champions Sports, Inc., a corporation of Delaware, on this 14th day of July, A.D., 1986, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 15 Carolina Court, Wilmington, Delaware, 19808, County of New Castle.
The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is Kathleen C. Clark.
Champions Sports, Inc., a corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 14th day of July, A.D., 1986.

By:	/s/ [ILLEGIBLE]

President

ATTEST:	/s/ [ILLEGIBLE]

Secretary

BOOK B101 PAGE 87

20271
I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CHAMPIONS SPORTS INTERNATIONAL, INC. FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1986, AT 9 O’CLOCK A.M.
[ILLEGIBLE]

	RECEIVED FOR RECORD	/s/ Michael Harkins Michael Harkins, Secretary of State

862950140	Nov. 7, A.D. 1986	AUTHENTICATION: [ILLEGIBLE]0998786

DATE: 11/06/1986
/s/ [ILLEGIBLE]

RECORDER

[ILLEGIBLE]

[ILLEGIBLE]
FILED
OCT 22 1986 9 AM
[ILLEGIBLE]
Certificate of Amendment of Certificate of Incorporation
of
CHAMPIONS SPORTS INTERNATIONAL, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is Champions Sports International, Inc.
2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:
FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 5,000. The par value of each of such shares is one cent ($.01). All such shares are of one class and are shares of Common Stock.
All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty persons.
No stockholder shall sell or otherwise dispose of any of the shares in the corporation, now or hereafter acquired, except under the following terms and conditions:
The party desiring to sell or otherwise dispose of his shares must first offer to the other shareholders the option to purchase within a sixty day period all such shares.
3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
The effective time of the amendment herein certified shall be September 20, 1986:
Signed and attested to on September 30, 1986.

/s/ Michael G. O’Harro

Michael G. O’Harro, President
ATTEST:

/s/ Andrew F. Oehmann
Andrew F. Oehmann, Jr., Secretary

City of Washington	)
	)	SS.:
District of Columbia	)
BE IT REMEMBERED that, on September 30, 1986, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came [ILLEGIBLE] President of Champions Sports International, Inc. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.
GIVEN under my hand on September 30, 1986.

/s/ [ILLEGIBLE]

My Commission Expires: My Commission Expires June [ILLEGIBLE]

BOOK 916 PAGE 175

25274
I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT / OFFICE OF CHAMPIONS SPORTS, INC. FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 1989, AT 9 O’CLOCK A.M.
[ILLEGIBLE]

/s/ Michael Harkins

Michael Harkins, Secretary of State

AUTHENTICATION: [ILLEGIBLE]324735

DATE: 09/05/1989

892560145

BOOK 916 PAGE 176
[ILLEGIBLE]
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation” is CHAMPIONS SPORTS, INC.
2. The registered office of the corporation within the Sate of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.
3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on August 21, 1989.

/s/ L. Klingsberg

L. Klingsberg, President
Attest:

/s/ Elizabeth A. Carbone
Elizabeth A. Carbone, Secretary
RECEIVED FOR RECORD

SEP 14 1989

EVELYN T. ALEM[ILLEGIBLE]

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CHAMPIONS SPORTS, INC. FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1989, AT 9 O’CLOCK A.M.
[ILLEGIBLE]

/s/ Michael Harkins

Michael Harkins, Secretary of State AUTHENTICATION: [ILLEGIBLE]2445712 DATE: 12/11/1989
893240098

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
CHAMPIONS Sports, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That pursuant to a unanimous written consent of the Board of Directors dated as of July 24, 1989, adopted pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing the amendment to be considered by the stockholders of said Corporation at the next annual meeting of the stockholders to be held on October 19, 1989.
SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held on October 19, 1989, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware. At said annual stockholders meeting, the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That the Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV in its entirety, and substituting in lieu thereof the following new Article IV:
ARTICLE IV
CAPITAL STOCK
The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Eight Hundred Million Eight Hundred Thousand (800,800,000) shares, of which Eight Hundred Million (800,000,000) shares shall be common stock of the par value of $.00001 each (the “Common Stock”), and Eight Hundred Thousand (800,000) shares shall be preferred stock of the par value of $10.00 each (the “Preferred Stock”).

The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof of the shares of Common Stock and Preferred Stock are as follows:
1. Common Stock.
Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the board of directors pursuant to this Article IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Certificate of Incorporation, including, but not limited to, the following rights and privileges:
(a) Dividends. Dividends in cash, property or shares of the Corporation may be paid or set apart for payment upon the Common Stock, as and when declared by the board of directors, out of any funds of the Corporation to the extent and in the manner permitted by law.
(b) Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.
(c) Voting Rights. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders.

2. Preferred Stock.
(a) Subject to the provisions of this Article IV and to the limitations prescribed by law, the board of directors is hereby expressly granted the authority to authorize the issuance of shares of Preferred Stock in one or more series and with respect to each such series, by the resolution or resolutions providing for the issuance of such series (a copy of which resolution or resolutions shall be set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences, and rights of shares of each such series and the qualifications, limitations or restrictions thereof.
(b) The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:
(i) The designation of such series;
(ii) The number of shares constituting such series;
(iii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, whether dividends shall be cumulative and, if so, from what date or dates, and the relative rights of priority, if any, that the payment of dividends on shares of that series shall bear to the payment of dividends on any other class or classes or series of stock.
(iv) Whether shares of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(v) Whether shares of that series shall have conversion or exchange privileges, and, if so, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange privileges;

(vi) Whether shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(vii) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(viii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;
(ix) The restrictions, if any, on the issue or reissue of any additional shares of any series; and
(x) Any other relative rights, preferences and limitations of that series.
(c) All shares of any one series of Preferred Stock shall be alike in every particular, except that the dates from and after which dividends thereon shall cumulate, if cumulative, may vary.
3. Reduction of Two-Thirds Vote Requirement. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.
4. No Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of this Corporation.
5. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any additional shares or securities of the Corporation, including additional unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said CHAMPIONS Sports, Inc. has caused this certificate to be signed by Leonard Klingsberg, its President, and attested to by Elizabeth A. Carbone, its Secretary, this 8th day of November, 1989.

ATTEST:	CHAMPIONS SPORTS, INC.

/s/ Elizabeth A. Carbone	By:	/s/ Leonard Klingsberg

Elizabeth A. Carbone, Secretary		Leonard Klingsberg, President

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CHAMPIONS SPORTS, INC. FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A.D. 1991, AT [ILLEGIBLE] O’ CLOCK A.M.
* * * * * * * * * *

/s/ Michael Harkins

Michael Harkins, Secretary of State

[ILLEGIBLE]	AUTHENTICATION: [ILLEGIBLE]
DATE: 10/10/1991

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
CHAMPIONS Sports, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That pursuant to a unanimous written consent of the Board of Directors dated as of May 13, 1991, adopted pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing the amendment to be considered by the stockholders of said Corporation at the next annual meeting of the stockholders to be held on October 7, 1991.
SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held on October 7, 1991 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. At said annual stockholders meeting, the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: The Board of Directors and the stockholders of the Corporation adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that the FIRST paragraph of ARTICLE IV of the Certificate of Incorporation currently reads as follows:
The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Eight Hundred Million Eight Hundred Thousand (800,800,000) shares, of which Eight Hundred Million (800,000,000) shares shall be common stock of the par value of $.00001 each (the “Common Stock”), and Eight Hundred Thousand (800,000) shares shall be preferred stock of the par value of $10.00 each (the “Preferred Stock”); and it was further
RESOLVED, that the Certificate of Incorporation of the corporation is hereby amended by deleting the first paragraph of Article IV in its entirety, and substituting in lieu thereof the following new first paragraph into Article IV:
The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Eight Million Eight Hundred Thousand (8,800,000) shares, of which Eight Million (8,000,000) shares shall be Common stock of the par value of $.001 each (the “Common Stock”), and Eight Hundred Thousand (800,000) shares shall be preferred stock of the par value of $10.00 each (the “Preferred Stock”).

1

FOURTH: Reverse Stock Split. The Board of Directors and stockholders of the Corporation adopted resolutions proposing and declaring advisable that an Amendment to the Certificate of Incorporation of said Corporation be filed to reflect the following resolutions:
RESOLVED, that on the Effective Date, as defined herein, each outstanding 100 shares of Common Stock, $.00001 par value each, shall be changed into one (1) share of Common Stock, $.001 par value. As a result of such recapitalization, the Corporation’s 464,769,583 shares of $.00001 par value Common Stock, which are issued and outstanding, shall be changed into a total of approximately 4,647,696 shares of Common Stock, $.001 par value; and it was further
RESOLVED, that no fractional shares of Common Stock as a result of the reverse stock split shall be issued and in lieu of fractional interests shareholders will otherwise be entitled to, all amounts will be rounded up to the nearest whole share. Accordingly, no Common Stock holders will receive less than one full common share. The effective date for the reverse split shall be at 4:00 P.M. New York City time on October 31, 1991.
FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said CHAMPIONS Sports, Inc. has caused this certificate to be signed by James Martell, its President, and attested to by Elizabeth A. Carbone, its Secretary, this 7th day October, 1991.

CHAMPIONS SPORTS, INC.

By:	/s/ James Martell

James Martell, President

ATTEST:

/s/ Elizabeth A. Carbone
Elizabeth A. Carbone, Secretary

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CERTIFICATE OF DESIGNATIONS,
RIGHTS AND PREFERENCES
OF
CLASS A PREFERRED STOCK
$10.00 PAR VALUE
OF
CHAMPIONS SPORTS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

CHAMPIONS SPORTS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:
That pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, the Board, by a Unanimous Written Consent dated July 6, 1992, adopted the following resolution authorizing the creation and issuance of a series of 650,000 shares of Class A Preferred Stock, $10.00 par value per share (the “Class A Preferred Stock” or the “Series”), which resolution is as follows:
RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates a series of 650,000 shares of Class A 12% Cumulative Convertible Preferred Stock, $10.00 par value per share, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special limitations or restrictions thereon (in addition to the designations, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock of all series) as follows:
1. Designation. The shares of the Series shall be designated “Class A 12% Cumulative Convertible Preferred Stock” (hereinafter referred to as the “Class A Preferred Stock”), and the number of shares constituting the Series shall be 650,000, $10.00 par value per share. The number of authorized shares of the Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

2. Dividends. Holders of the Class A Preferred Stock (the “Holders”) shall be entitled to an annual cumulative dividend of twelve percent (12%) on the purchase price of the Class A Preferred Stock, from the date of issuance and payable annually commencing July 1, 1993. Dividends will be payable in cash or shares of common stock of the Corporation (the “Common Stock”) at the discretion of the Corporation. The Corporation may set a record date for the payment of any dividend, on at least 10 days prior notice to all holders, which record date shall be not more than 60 days prior to a dividend payment date. Dividends payable for any period less than a full year, will be computed on the basis of a 360 day year with equal months of 30 days. If the dividend is paid in shares of Common Stock, the number of shares to be issued shall be determined by dividing 1.20 by the closing bid price of the Company’s Common Stock on the first business day of July in the subject year. If the Common Stock is not traded in such manner that quotations are available for the period required hereunder, current market price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.
3. Liquidation.
a. Preference of Class A Preferred Stock.
(1) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Holders shall be entitled to be paid an amount equal to $10.00 per share of Class A Preferred Stock held, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Class A Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Class A Preferred Stock. The Class A Preferred Stock shall be senior in all respects to the Corporation’s series 1 12% convertible cummulative Preferred Stock (the “Series I Preferred Stock”).
(2) If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Class A Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders.

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(3) The sale, lease or exchange of all or substantially all of the Corporation’s assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Class A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3 of Section A. In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity (in either case, such preferred stock to be received in exchange for common stock is herein referred to as “Exchanged Preferred Stock”), which is junior as to dividends and upon liquidation, dissolution or winding up to the Class A Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Class A Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein; provided however that if the Exchanged Preferred Stock is to be mandatorily redeemed in whole or in part through the operation of a sinking fund or otherwise the merger or consolidation agreement shall expressly provide that, or other provisions shall be made so that, all shares of the Class A Preferred Stock shall be mandatorily redeemed prior to the first mandatory redemption of the Exchanged Preferred Stock; and provided further, that in the event the Corporation or an affiliate of the Corporation optionally redeems or otherwise acquires any or all of the then outstanding shares of Exchanged Preferred Stock, the Corporation shall redeem all shares of Class A Preferred Stock. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Class A Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of common stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.
4. Voting Rights. Except as set forth in paragraph 6 hereof, the holders shall not have the right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any proceeding or meeting of the shareholders unless the Company has defaulted on two annual dividend payments. In the event that the Company has defaulted on two annual dividend payments, holders shall vote with all other shareholders of the Company and shall have the right to four (4) votes per share of Class A Preferred Stock owned as of the record date for such shareholder vote.

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5. Conversion Rights. The Class A Preferred Stock shall be convertible into Common Stock after September 30, 1992 as follows:
a. Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 5, a Holder shall have the right at such Holder’s option at any time or from time to time, to convert any of such shares of Class A Preferred Stock into fully paid and non-assessable shares of Common Stock at the then Conversion Rate (as hereinafter defined) upon the terms hereinafter set forth.
b. Conversion Rate. Each share of Preferred Stock is convertible into four (4) shares of common stock, subject to adjustment as set forth in Section 5(d) hereof. After two years from subscription of the Class A Preferred Stock the Company has the right to convert the Class A Preferred Stock, into four (4) shares of Common Stock.
c. Mechanics of Conversion. The Holder may exercise the conversion right specified in subparagraph 5(a) by giving written notice to the Corporation, that the Holder elects to convert a stated number of shares of Class A Preferred Stock into a stated number of shares of Common Stock, and by surrendering the certificate or certificates representing the Class A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours on or before the Conversion Date (as defined below), together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued.
(1) Conversion Deemed Effective. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are made and such date is referred to as the “Conversion Date”; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

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(2) Issuance of Common Stock; Effect of Conversion. Promptly after receipt from a Holder of the written notice referred to in paragraph (c) of this Section 5 and surrender of the certificate or certificates representing the share or shares of Class A Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares.
d. Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:
(1) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Class A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Class A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Class A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of Class A Preferred Stock.
(2) Stock Dividends, Subdivisions, Reclassification or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Class A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Class A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

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e. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.
f. Treasury Stock. For the purposes of this paragraph 5, the sale or other disposition of any Common Stock theretofore held in the Corporation’s treasury shall be deemed to be an issuance thereof.
g. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued. Notwithstanding the foregoing, the Company shall not be responsible for transfer fees upon conversion of the Class A Preferred Stock.
h. Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Class A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Class A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Class A Preferred Stock.
i. Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Class A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Class A Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

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j. Valid Issuance. All shares of Common Stock which may be issued upon conversion of shares of Class A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result
6. Covenants. In addition to any other rights provided by law, so long as any Class A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock, will not:
a. amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or By-Laws if such action would alter adversely or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Class A Preferred Stock, or increase the number of shares of Class A Preferred Stock authorized hereby;
b. authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock;
c. reclassify any class or series of any stock junior in liquidation rights to the Class A Preferred Stock (“Junior Stock”) including the Series I Preferred Stock into stock in parity with the Class A Preferred Stock with respect to liquidation rights (“Parity Stock”) or stock senior to the Class A Preferred Stock with respect to liquidation rights (“Senior Stock”) or reclassify any series of Parity Stock into Senior Stock;

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d. declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class A Preferred Stock shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.
7. No Preemptive Rights. No holders of Class A Preferred Stock, nor of the security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire Class A Preferred Stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.
8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Class A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Certificate of Incorporation. The Shares of Class A Preferred Stock shall have no preemptive or subscription rights.
9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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11. Registration Rights. Unless the underlying Common Stock has already been registered, Holders will have one (1) demand registration right to require the Corporation to file a registration statement with the Securities and Exchange Commission (the “Commission”) with respect to the shares of Common Stock underlying the Class A Preferred Stock. The demand registration right will be exercisable commencing nine (9) months after July 6, 1992 and ending five years thereafter with the prior consent of Robert Todd Financial Corp. The expense of any registration will be borne by the Corporation. Holders of at least fifty (50%) percent of the Class A Preferred Stock must request registration. In addition, the Company has agreed that if at any time during the five year period commencing on July 6, 1992 it shall cause a Registration Statement registering Common Stock to be filed with the Commission, the Holders shall have the right to include in such Registration Statement, the Shares of Common Stock underlying the Class A Preferred Stock at no expense to the Holders.
12. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its President and attested to this 6th day of July, 1992.

CHAMPIONS SPORTS, INC.
By:	/s/ James M. Martell
Chairman

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State of Delaware
Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF “CHAMPIONS SPORTS, INC.” FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1992, AT 9 O’CLOCK A.M.
A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1992 FOR RECORDING.
* * * * * * * * * *

/s/ Michael Ratchford
Michael Ratchford, Secretary of State AUTHENTICATION: *3633034 DATE: 10/22/1992

922955307

AMENDED
CERTIFICATE OF DESIGNATION
OF
CHAMPIONS SPORTS, INC.
Champions Sports, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: that Article IV of the Company’s Certificate of Incorporation provides that the Company is authorized to issue 800,000 shares of Preferred Stock, par value $10.00 per share, in series with such designation, rights and preferences as may be determined from time to time by the Board of Directors.
SECOND: that pursuant to a Unanimous Written Consent of the Board of Directors dated as of July 6, 1992, adopted pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth a designation of 650,000 shares of the authorized 800,000 shares as Class A 12% Cumulative Convertible Preferred Stock as described in said resolution.
THIRD: that a Certificate of Designation of the Class A 12% Cumulative Convertible Preferred Stock dated July 6, 1992 was filed with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.
FOURTH: that pursuant to a Unanimous Written Consent of the Board of Directors dated as of October 9, 1992, adopted pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted reducing the number of authorized shares of Class A 12% Cumulative Convertible Preferred Stock as described in the resolution set forth below:
“RESOLVED, that it being determined that only 95,000 shares of the Company’s Class A 12% Cumulative Convertible Preferred Stock (the “Class A Preferred Stock”) is outstanding, the Board of Directors, pursuant to Section 151(g) of the GCL, hereby approves and authorizes the reduction of the number of authorized shares of the Company’s Class A Preferred Stock from 650,000 to 95,000.”
FIFTH: that this Certificate of Amendment to Certificate of Designation of Champions Sports, Inc. is being filed pursuant to Section 151(g) of the Delaware Corporation Law and that no stockholder approval is required.

IN WITNESS WHEREOF, the Company has caused this Amended Certificate of Designation of Champions Sports, Inc. to be signed by James M. Martell, its Chairman, and attested to by Elizabeth A. Carbone, its Secretary, this 9th day of October, 1992.

CHAMPIONS SPORTS, INC.
By:	/s/ James M. Martell
James M. Martell, Chairman
ATTEST:

/s/ Elizabeth A. Carbone Elizabeth A. Carbone, Secretary 60595

CERTIFICATE OF DESIGNATIONS,
RIGHTS AND PREFERENCES
OF
Series A PREFERRED STOCK
$10.00 PAR VALUE
OF
CHAMPIONS SPORTS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

CHAMPIONS SPORTS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:
That pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, the Board, by a Unanimous Written Consent dated November 4, 1992, adopted the following resolution authorizing the creation and issuance of a series of 650,000 shares of Series A Preferred Stock, $10.00 par value per share (the “Series A Preferred Stock” or the “Series”), which resolution is as follows:
RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates a series of 650,000 shares of Series A 12% Cumulative Convertible Preferred Stock, $10.00 par value per share, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special limitations or restrictions thereon (in addition to the designations, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock of all series) as follows:
1. Designation. The shares of the Series shall be designated “Series A 12% Cumulative Convertible Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”), and the number of shares constituting the Series shall be 650,000, $10.00 par value per share. The number of authorized shares of the Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

2. Dividends. Holders of the Series A Preferred Stock (the “Holders”) shall be entitled to an annual cumulative dividend of twelve percent (12%) on the purchase price of the Series A Preferred Stock, from the date of issuance and payable quarterly commencing January 1, 1993. Dividends will be payable in cash or shares of common stock of the Corporation (the “Common Stock”) at the discretion of the Corporation. The Corporation may set a record date for the payment of any dividend, on at least 10 days prior notice to all holders, which record date shall be not more than 60 days prior to a dividend payment date. Dividends payable for any period less than a full year, will be computed on the basis of a 360 day year with equal months of 30 days. If the dividend is paid in shares of Common Stock, the number of shares to be issued shall be determined by dividing 1.20 by the closing bid price of the Company’s Common Stock on the first business day of each quarter in the subject year. If the Common Stock is not traded in such manner that quotations are available for the period required hereunder, current market price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.
3. Liquidation.
a. Preference of Series A Preferred Stock.
(1) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Holders shall be entitled to be paid an amount equal to $10.00 per share of Series A Preferred Stock held, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series A Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Series A Preferred Stock. The Series A Preferred Stock shall be senior in all respects to the Corporation’s Series 1 12% convertible cummulative Preferred Stock (the “Series I Preferred Stock”).
(2) If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series A Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders.

(3) The sale, lease or exchange of all or substantially all of the Corporation’s assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3 of Section A. In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity (in either case, such preferred stock to be received in exchange for common stock is herein referred to as “Exchanged Preferred Stock”), which is junior as to dividends and upon liquidation, dissolution or winding up to the Series A Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Series A Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein; provided however that if the Exchanged Preferred Stock is to be mandatorily redeemed in whole or in part through the operation of a sinking fund or otherwise the merger or consolidation agreement shall expressly provide that, or other provisions shall be made so that, all shares of the Series A Preferred Stock shall be mandatorily redeemed prior to the first mandatory redemption of the Exchanged Preferred Stock; and provided further, that in the event the Corporation or an affiliate of the Corporation optionally redeems or otherwise acquires any or all of the then outstanding shares of Exchanged Preferred Stock, the Corporation shall redeem all shares of Series A Preferred Stock. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Series A Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of common stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.

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4. Voting Rights. Except as set forth in paragraph 6 hereof, the holders shall not have the right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any proceeding or meeting of the shareholders unless the Company has defaulted on two annual dividend payments. In the event that the Company has defaulted on two annual dividend payments, holders shall vote with all other shareholders of the Company and shall have the right to four and seventy-one one hundreths (4.71) votes per share of Series A Preferred Stock owned as of the record date for such shareholder vote.
5. Conversion Rights. The Series A Preferred Stock shall be convertible into Common Stock immediately as follows:
a. Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 5, a Holder shall have the right at such Holder’s option at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the then Conversion Rate (as hereinafter defined), plus accrued and unpaid dividends upon the terms hereinafter set forth.
b. Conversion Rate. Each share of Preferred Stock is convertible into 4.71 shares of common stock, subject to adjustment as set forth in Section 5(d) hereof. After five years from the initial subscription of the Series A Preferred Stock the Company has the right to convert the Series A Preferred Stock, into 4.71 shares of Common Stock, if the bid price of the Series A Preferred Stock on NASDAQ on the date of conversion exceeds $20.00 per share.
c. Mechanics of Conversion. The Holder may exercise the conversion right specified in subparagraph 5(a) by giving written notice to the Corporation, that the Holder elects to convert a stated number of shares of Series A Preferred Stock into a stated number of shares of Common Stock, and by surrendering the certificate or certificates representing the Series A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours on or before the Conversion Date (as defined below), together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued.
(1) Conversion Deemed Effective. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are made and such date is referred to as the “Conversion Date”; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

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(2) Issuance of Common Stock; Effect of Conversion. Promptly after receipt from a Holder of the written notice referred to in paragraph (c) of this Section 5 and surrender of the certificate or certificates representing the share or shares of Series A Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares.
d. Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:
(1) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.
(2) Stock Dividends, Subdivisions, Reclassification or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

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e. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.
f. Treasury Stock. For the purposes of this paragraph 5, the sale or other disposition of any Common Stock theretofore held in the Corporation’s treasury shall be deemed to be an issuance thereof.
g. Costs. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided further that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.
h. Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

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i. Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series A Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.
j. Valid Issuance. All shares of Common Stock which may be issued upon conversion of shares of Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result
6. Covenants. In addition to any other rights provided by law, so long as any Series A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock, will not:
a. amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or By-Laws if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase the number of shares of Series A Preferred Stock authorized hereby;
b. authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock;

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c. reclassify any class or series of any stock junior in liquidation rights to the Series A Preferred Stock (“Junior Stock”) including the Series I Preferred Stock into stock in parity with the Series A Preferred Stock with respect to liquidation rights (“Parity Stock”) or stock senior to the Series A Preferred Stock with respect to liquidation rights (“Senior Stock”) or reclassify any series of Parity Stock into Senior Stock;
d. declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.
7. No Preemptive Rights. No holders of Series A Preferred Stock, nor of the security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire Series A Preferred Stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.
8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Certificate of Incorporation. The Shares of Series A Preferred Stock shall have no preemptive or subscription rights.

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9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
11. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its Chairman and attested to this 4 day of November, 1992.

CHAMPIONS SPORTS, INC.
By:	/s/ James M. Martell
James M. Martell, Chairman
ATTESTED

/s/ Elizabeth Carbone Elizabeth Carbone, Secretary 0064156

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CERTIFICATE OF OWNERSHIP MERGING
CHAMPIONS BIOTECHNOLOGY, INC.
INTO
CHAMPIONS SPORTS, INC.
(Pursuant to Section 253 of the General Corporation Law of Delaware)
CHAMPIONS SPORTS, INC., a corporation incorporated on the 4th day of June, 1985, under the name “INTERNATIONAL GROUP, INC.” pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that this corporation owns at least 90% of the capital stock of CHAMPIONS BIOTECHNOLOGY, INC., a corporation incorporated on the 19th day of January, 2007, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent on the 19th day of January, 2007, determined to and did merge into itself said CHAMPIONS BIOTECHNOLOGY, INC., which resolution is in the following words to wit:
WHEREAS, this Corporation lawfully owns at least 90% of the outstanding stock of CHAMPIONS BIOTECHNOLOGY, INC., a corporation organized and exiting under the laws of the State of Delaware; and
WHEREAS, this Corporation desires to merge into itself said CHAMPIONS BIOTECHNOLOGY, INC., to be possessed of all the estate, property, rights, privileges and franchises of said corporation, and in connection therewith to change the name of this Corporation to “Champions Biotechnology, Inc.”;
NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said CHAMPIONS BIOTECHNOLOGY, INC. and assume all of its liabilities and obligations, and in connection therewith to change the name of this Corporation to “Champions Biotechnology, Inc.”; and be it further
RESOLVED, that an authorized officer of this Corporation be, and he/she hereby is, authorized and directed to make and execute a certificate of ownership setting forth a copy of the resolutions to merge said CHAMPIONS BIOTECHNOLOGY, INC. and assume its liabilities and obligations, the date of adoption thereof, and the amendment to this Corporation’s Certificate of Incorporation to change its name to “Champions Biotechnology, Inc.” in connection therewith, and to file the same in the office of the Secretary of State of Delaware.
IN WITNESS WHEREOF, said parent corporation has caused this certificate to be signed by an authorized officer this 19th day of January, 2007.

By:	/s/ James M. Martell
James M. Martell
President